EXHIBIT 13.2


Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of Tenon Limited (the "Company"), hereby certifies that, to the best of his knowledge, the Company's Annual Report on Form 20-F for the fiscal year ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  December 16, 2004